Exhibit 5.1

                  [Letterhead of Cadwalader, Wickersham & Taft]




                                  May 16, 2000

PaineWebber Asset Acceptance Corporation
1285 Avenue of the Americas
New York, New York 10019

              Re: Asset-Backed Certificates and Asset-Backed Notes

Ladies and Gentlemen:

            We have acted as special counsel to PaineWebber Asset Acceptance Corporation (the "Depositor") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectuses forming a part of the Registration Statement describe Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes") to be sold by the Depositor in one or more series (each, a "Series") of Certificates or Notes, as applicable. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Depositor or a trust formed by the Depositor (in either case, the "Issuer"), an indenture trustee (an "Indenture Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") is being filed as an exhibit to the Registration Statement. The form of Indenture (an "Indenture") is being filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectuses and the forms of Prospectus Supplements constituting a part thereof, each in the form filed with the Commission; (2) the form of Pooling and Servicing Agreement; (3) the form of Indenture; and (4) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates or Notes, as applicable, for which we do not act as counsel to the Depositor. In addition, we express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of
            Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

                  2. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Depositor, an Indenture Trustee and any other party thereto, such Indenture will constitute a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy.

                  3. When a Pooling and Servicing Agreement for a Series of
            Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits provided by such Pooling and Servicing Agreement.

                  4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Issuer, an Indenture Trustee and any other party thereto, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by such Indenture.

                  5. The description of federal income tax consequences
            appearing under the heading "Federal Income Tax Considerations" in the Prospectuses accurately describes the material federal income tax consequences to holders of Offered Certificates or Offered Notes, as applicable, under existing law and subject to the qualifications and assumptions stated therein.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Considerations" in the Prospectuses, which are a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                    Very truly yours,



                                    /s/ Cadwalader, Wickersham & Taft